Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. TO PRESENT DATA ON XIAFLEX® IN THE TREATMENT OF DUPUYTREN’S CONTRACTURE AT THE AMERICAN SOCIETY FOR SURGERY OF THE HAND (ASSH) ANNUAL MEETING

— Four-Year Data from CORDLESS Recurrence Study and Three-Year Safety Data to be Presented as Clinical Papers —

CHESTERBROOK, Pa., October 3, 2013 —   Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that data from multiple trials evaluating the use of XIAFLEX (“collagenase clostridium histolyticum” or “CCH”) in adult patients with Dupuytren’s contracture with a palpable cord will be presented at the upcoming 68th Annual Meeting of the American Society for Surgery of the Hand (“ASSH”) being held in San Francisco, California, on October 3 — 5, 2013.

Four-year recurrence data from the Collagenase Optimal Reduction of Dupuytren’s - Long-term Evaluation of Success Study (“CORDLESS”) evaluating XIAFLEX in the treatment of adult Dupuytren’s contracture patients with a palpable cord will be featured during Clinical Paper Session 18 on October 5 at 4:00 p.m. PDT. This five-year observational study was designed to assess the durability of response following treatment with XIAFLEX, as well as long-term safety and progression of disease in patients from earlier Auxilium studies.  Study authors will also be presenting Clinical Papers on three-year safety findings based on post-marketing data reported to Auxilium after treatment with XIAFLEX, as well as an analysis of four Phase III clinical trials determining the efficacy and safety of XIAFLEX in the treatment of the proximal interphalangeal (“PIP”) joint (middle joint in the finger) contracture in Dupuytren’s disease.

“The data presented at this year’s Annual ASSH Meeting help reinforce the efficacy and safety profiles of XIAFLEX as a non-surgical treatment option for patients suffering from Dupuytren’s contracture,” said Adrian Adams, Chief Executive Officer and President of Auxilium Pharmaceuticals. “We are pleased with the data and remain dedicated to the ongoing evaluation of the long-term use of XIAFLEX, with the goal of providing additional information to physicians who treat Dupuytren’s contracture.”

Data to be presented on XIAFLEX include:

•                  Nonsurgical Treatment of Dupuytren’s Contracture: 3-Year Safety Results Using Collagenase Clostridium Histolyticum (Clinical Paper 77, Clinical Paper Session 18: Dupuytren’s Disease, Saturday, October 5, 3:40 - 3:46 p.m. PDT, Moscone West 3001/3003)

•                  Recurrence of Dupuytren’s Contracture After Nonsurgical Treatment With Collagenase Clostridium Histolyticum: Summary of 4-year CORDLESS Data (Clinical Paper 79, Clinical Paper Session 18: Dupuytren’s Disease, Saturday, October 5, 4:00 — 4:06 p.m. PDT, Moscone West 3001/3003)

•                  Efficacy and Safety of Collagenase Clostridium Histolyticum (CCH) in the Treatment of Proximal Interphalangeal Joints in Dupuytren Contracture: Combined Analysis of Four Phase 3 Clinical Trials (Clinical Paper 80, Clinical Paper Session 18: Dupuytren’s Disease, Saturday, October 5, 4:10 — 4:16 p.m. PDT, Moscone West 3001/3003)

•                  Impact of Collagenase Clostridium Histolyticum on Dupuytren’s Contracture Treatment Patterns (E-poster 139; available October 3 — 5 via kiosks in the meeting hall or online)

•                  Use of Local Anesthesia Prior to Finger Extension Following Injection of Collagenase Clostridium Histolyticum for Dupuytren’s Contracture (International Guest Hand Society (IGHS) Poster 9)

About Dupuytren’s Contracture

Dupuytren’s disease is a progressive condition affecting the hand, specifically the layer of tissue just under the skin of the palm and fingers.  While this layer of tissue normally contains collagen, in patients with Dupuytren’s there is a change in the ratio of the types of collagen produced. Abnormal collagen build-up results in nodule and cord formation that worsens over time.  Eventually, rope-like collagen cords form, thicken and shorten, causing the fingers to be drawn in toward the palm. Besides causing contracture, the thickening and shortening of the Dupuytren’s cord can reduce the finger’s range of motion (how much a person can move or straighten them). Once the Dupuytren’s collagen cord can be felt, it is referred to as a “palpable cord.” (1),(2)

About XIAFLEX (collagenase clostridium histolyticum (CCH))

XIAFLEX (collagenase clostridium histolyticum or CCH) is made up of two enzymes (AUX I and AUX II) that work together to break down collagen.  XIAFLEX is approved in the U.S., EU and Canada for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord.  A sBLA for XIAFLEX for the treatment of Peyronie’s disease (PD) has been submitted to the FDA.  Additionally CCH is currently being studied in clinical trials in the following collagen-related conditions, frozen shoulder syndrome (Phase II), cellulite (Phase I), and lipoma (Phase II).  XIAFLEX has been granted orphan status in the U.S. by the FDA for DC and PD.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.  Auxilium markets Testim® (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX (collagenase clostridium histolyticum (CCH)) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Swedish Orphan Biovitrium AB has marketing rights for XIAPEX (the EU tradename for collagenase clostridium histolyticum) in 71 Eurasian and African countries.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium also markets TESTOPEL®, a long-acting implantable testosterone replacement therapy, Edex®, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, Osbon ErecAid®, the leading device for aiding erectile dysfunction, and also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with three other non-promoted products, in the U.S.  Auxilium has three projects in clinical development.  XIAFLEX is in Phase III of development for the treatment of Peyronie’s disease.  CCH is in Phase II of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and Phase II of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions, and include statements about the Company’s plans to present XIAFLEX data at the ASSH annual meeting, the efficacy and safety profiles of XIAFLEX, continued evaluation of XIAFLEX, and the Company’s product candidates in development. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

AUXILIUM CONTACTS:

James E. Fickenscher / CFO	Nichol Ochsner/ Senior Director, IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	nochsner@auxilium.com

(1)    Luck JV. Dupuytren’s contracture: a new concept of the pathogenesis correlated with surgical management. J Bone Joint Surg Am. 1959;41(4):635-664.

(2)    Desai SS, Hentz VR. Collagenase clostridium histolyticum for Dupuytren’s contracture. Expert Opin Biol Ther. 2010;10(9):1395-1404.